UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (date of earliest event reported): October 21, 2005


                            FIRST INDIANA CORPORATION
             (Exact name of registrant as specified in its charter)


                                     INDIANA
                    (State of incorporation or organization)

                                     0-14354
                            (Commission file number)

                                   35-1692825
                      (I.R.S. Employer Identification No.)


                          135 NORTH PENNSYLVANIA STREET
                                   SUITE 2800
                           INDIANAPOLIS, INDIANA 46204
                    (Address of principal executive offices)


                                 (317) 269-1200
              (Registrant's Telephone Number, Including Area Code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On October 21, 2005, First Indiana Corporation and First Indiana Bank, N.A., a subsidiary of the Corporation, entered into a definitive asset purchase agreement with Marshall & Ilsley Trust Company, N.A., a subsidiary of Marshall & Ilsley Corporation, to sell the assets related to the trust business of First Indiana. The Trust and Asset Management Business Asset Purchase Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. First Indiana will receive approximately $15,000,000 in cash proceeds from the sale, based upon assets under management as of September 30, 2005. First Indiana may also receive future incentive payments over the next three years depending upon revenue growth. The sale is expected to close in the first quarter of 2006. First Indiana Bank has a correspondent banking relationship with M&I Marshall & Ilsley Bank, a subsidiary of Marshall & Ilsely Corporation, and has entered into a contract with Metavante Corporation, another subsidiary of Marshall & Ilsely Corporation, for the provision of technology services to First Indiana. A press release in regard to the above is attached hereto as Exhibit 99.1 and is incorporated herein by reference.



Item 9.01  Financial Statements and Exhibits.

(c) Exhibits.

10.1 Trust and Asset Management Business Asset Purchase Agreement dated October 21, 2005.
99.1     Press release dated October 21,2005.





Signatures.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                                  FIRST INDIANA CORPORATION

Date:    October 21, 2005                         By:   /s/ Reagan K. Rick
                                                  ----------------------------
                                                  Reagan K. Rick
                                                  Secretary